Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER 2012 RESULTS

TEMPE, AZ – May 2, 2012 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended March 31, 2012.

First Quarter Highlights

For the first quarter of 2012 compared to the first quarter of 2011:

•	Net sales increased 2% to $1.24 billion.

•	Gross profit increased 5% to $170.4 million.

•	Earnings from operations increased 12% to $25.6 million, or 2.1% of net sales.

•	Net earnings increased 33% to $17.4 million.

•	Diluted earnings per share increased 39% to $0.39.

“During the first quarter, we focused on integrating recent acquisitions and improving the profitability of our business through gross margin expansion and continued cost control,” stated Ken Lamneck, President and Chief Executive Officer. “These efforts led to double digit growth in earnings from operations ahead of our expectations for the quarter.”

SEGMENT OVERVIEW

In North America, net sales were $856.3 million for the first quarter of 2012, up 1% from the first quarter of 2011. Net sales of software increased 9% year over year, while net sales of hardware and services decreased 1% and 10%, respectively, year to year. Results for the first quarter of 2012 include Ensynch, which the Company acquired effective October 1, 2011. Gross profit of $113.6 million was up 4% year over year, with gross margin increasing to 13.3% from 12.9% reported in the first quarter of 2011. Selling and administrative expenses in North America in the first quarter of 2012 decreased 1%, or $597,000, compared to the first quarter of 2011. During the first quarter of 2012, the North America segment had $489,000, $301,000 net of tax, of severance and restructuring expenses, net of adjustments, compared to $321,000, $197,000 net of tax, during the first quarter of 2011. As a result, earnings from operations in North America increased 28% year over year to $21.2 million, or 2.5% of net sales, in the first quarter of 2012, compared to $16.6 million, or 2.0% of net sales, in the first quarter of 2011.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2012 Results, Page 2	May 2, 2012

The Company’s EMEA operating segment reported net sales of $348.8 million for the first quarter of 2012, up 4% in U.S. dollars compared to the first quarter of 2011. Excluding the effects of foreign currency movements, net sales increased 7% year over year. Results for the first quarter of 2012 include Inmac, which the Company acquired effective February 1, 2012. Net sales of hardware and services were up 22% and 17%, respectively, year over year, while sales of software declined 8% year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware and services sales increased 25% and 22%, respectively, and software sales declined 4% compared to the first quarter of 2011. Gross profit of $50.4 million was up 7% in U.S. dollars, 10% excluding the effects of foreign currency movements, while gross margin increased to 14.5% for the first quarter of 2012 from 14.0% in the first quarter of 2011. Selling and administrative expenses in EMEA in the first quarter of 2012 were up 11%, or $4.3 million, compared to the first quarter of 2011 in U.S. dollars and, excluding the effects of foreign currency movements, were up 14% year over year. During the first quarter of 2012, EMEA recorded $885,000, $620,000 net of tax, of severance and restructuring expenses, net of adjustments, compared to $203,000, $142,000 net of tax, for the first quarter of 2011. As a result, earnings from operations in EMEA were $4.1 million, or 1.2% of net sales, in the first quarter of 2012 compared to $6.0 million, or 1.8% of net sales, in the first quarter of 2011. The Company’s EMEA operating segment also reported a non-operating gain on bargain purchase of $2.0 million, $1.7 million net of tax, during the first quarter of 2012 as the fair value of the net assets acquired exceeded the purchase price paid by the Company for Inmac.

The Company’s APAC operating segment reported net sales of $39.0 million for the first quarter of 2012, up 9% from the first quarter of 2011 in U.S. dollars, 5% excluding the effects of foreign currency movements. Gross profit was $6.3 million, also an increase of 9% year over year in U.S. dollars and 5% excluding the effects of foreign currency movements, while gross margin remained flat at 16.2% for the first quarter of 2012 and 2011. Selling and administrative expenses in APAC increased $550,000, or 10% year over year in U.S. dollars. Excluding the effects of foreign currency movements, selling and administrative expenses increased by 5% year over year. As a result, earnings from operations in APAC were $304,000, or 0.8% of net sales, in the first quarter of 2012, compared to $337,000, or 0.9% of net sales, in the first quarter of 2011.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current quarter.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

UPDATED GUIDANCE

For the full year 2012, the Company expects net sales to grow in the mid-single digit range and continues to expect diluted earnings per share for the full year of 2012 to be between $2.20 and $2.30.

This outlook:

•	Reflects an effective tax rate of 36% to 38% for the balance of 2012; and

•	Excludes severance and restructuring expenses incurred during the year and the non-operating gain on an acquisition recorded in the first quarter.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2012 Results, Page 3	May 2, 2012

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss first quarter 2012 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-866-783-2142 if located in the U.S., 857-350-1601 for international callers, and enter the access code 87809399.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2012 Results, Page 4	May 2, 2012

FINANCIAL SUMMARY TABLE

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended March 31,
Insight Enterprises, Inc.	2012	2011	% change
Net sales	$1,244,182	$1,219,896	2%
Gross profit	$170,372	$162,480	5%
Earnings from operations	$25,604	$22,855	12%
Net earnings	$17,392	$13,067	33%
Diluted EPS	$0.39	$0.28	39%
North America
Net sales	$856,327	$847,039	1%
Gross profit	$113,636	$109,460	4%
Earnings from operations	$21,163	$16,558	28%
EMEA
Net sales	$348,834	$336,977	4%
Gross profit	$50,414	$47,215	7%
Earnings from operations	$4,137	$5,960	(31%)
APAC
Net sales	$39,021	$35,880	9%
Gross profit	$6,322	$5,805	9%
Earnings from operations	$304	$337	(10%)

	North America Three Months Ended March 31,			EMEA Three Months Ended March 31,			APAC Three Months Ended March 31,
Sales Mix	2012	2011	% change*	2012	2011	% change*	2012	2011	% change*
Hardware	63%	64%	(1%)	42%	36%	22%	3%	1%	584%
Software	31%	29%	9%	56%	62%	(8%)	93%	95%	6%
Services	6%	7%	(10%)	2%	2%	17%	4%	4%	(2%)

	100%	100%	1%	100%	100%	4%	100%	100%	9%

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2012 Results, Page 5	May 2, 2012

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s growth in net sales in 2012 and its expected 2012 diluted earnings per share and the assumptions relating thereto, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011:

•	our reliance on partners for product availability and competitive products to sell as well as our competition with our partners;

•	our reliance on partners for marketing funds and purchasing incentives;

•	disruptions in our information technology systems and voice and data networks, including risks and costs associated with the integration and upgrade of our IT systems;

•	general economic conditions;

•	the security of our electronic and other confidential information;

•	actions of our competitors, including manufacturers and publishers of products we sell;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisitions;

•	changes in the IT industry and/or rapid changes in product standards;

•	failure to comply with the terms and conditions of our commercial and public sector contracts;

•	the availability of future financing and our ability to access and/or refinance our credit facilities;

•	the variability of our net sales and gross profit;

•	the risks associated with our international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	our dependence on key personnel; and

•	intellectual property infringement claims and challenges to our registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480-333-3390	TEL. 480-333-3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2012 Results, Page 6	May 2, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
Net sales	$1,244,182	$1,219,896
Costs of goods sold	1,073,810	1,057,416

Gross profit	170,372	162,480
Operating expenses:
Selling and administrative expenses	143,394	139,101
Severance and restructuring expenses	1,374	524

Earnings from operations	25,604	22,855
Non-operating (income) expense:
Interest income	(351)	(358)
Interest expense	1,558	1,812
Gain on bargain purchase	(2,022)	—
Net foreign currency exchange gain	(828)	(478)
Other expense, net	244	406

Earnings before income taxes	27,003	21,473
Income tax expense	9,611	8,406

Net earnings	$17,392	$13,067

Net earnings per share:
Basic	$0.39	$0.28

Diluted	$0.39	$0.28

Shares used in per share calculations:
Basic	44,150	46,508

Diluted	44,754	47,182

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2012 Results, Page 7	May 2, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$132,609	$128,336
Accounts receivable, net	1,092,851	1,208,276
Inventories	117,021	114,763
Inventories not available for sale	46,203	43,816
Deferred income taxes	17,052	17,344
Other current assets	25,375	23,144

Total current assets	1,431,111	1,535,679
Property and equipment, net	142,923	140,705
Goodwill	26,257	26,257
Intangible assets, net	57,271	59,021
Deferred income taxes	68,799	70,771
Other assets	24,343	25,178

	$1,750,704	$1,857,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$753,269	$882,384
Accrued expenses and other current liabilities	142,277	178,749
Current portion of long-term debt	1,021	1,017
Deferred revenue	56,961	47,012

Total current liabilities	953,528	1,109,162
Long-term debt	138,845	115,602
Deferred income taxes	1,091	1,186
Other liabilities	35,172	34,829

	1,128,636	1,260,779

Stockholders’ equity:
Preferred stock	—	—
Common stock	444	439
Additional paid-in capital	361,973	360,370
Retained earnings	240,517	223,125
Accumulated other comprehensive income – foreign currency translation adjustments	19,134	12,898

Total stockholders’ equity	622,068	596,832

	$1,750,704	$1,857,611

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q1 2012 Results, Page 8	May 2, 2012

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net earnings	$17,392	$13,067
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:

Depreciation and amortization	10,182	9,618
Provision for losses on accounts receivable	717	973
Write-downs of inventories	857	2,274
Write-off of computer software development costs	—	1,390
Non-cash stock-based compensation	2,141	1,895
Gain on bargain purchase	(2,022)	—
Excess tax benefit from employee gains on stock-based compensation	(1,893)	(1,566)
Deferred income taxes	2,762	1,822
Changes in assets and liabilities:
Decrease in accounts receivable	138,608	144,054
Increase in inventories	(1,436)	(29,607)
(Increase) decrease in other current assets	(1,637)	17,995
Decrease (increase) in other assets	925	(2,239)
Decrease in accounts payable	(157,051)	(21,901)
Increase (decrease) in deferred revenue	8,644	(20,501)
Decrease in accrued expenses and other liabilities	(38,629)	(33,648)

Net cash (used in) provided by operating activities	(20,440)	83,626

Cash flows from investing activities:
Acquisition, net of cash acquired	(3,831)	—
Purchases of property and equipment	(7,823)	(5,044)

Net cash used in investing activities	(11,654)	(5,044)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	418,000	283,000
Repayments on senior revolving credit facility	(394,500)	(303,000)
Borrowings on accounts receivable securitization financing facility	50,000	—
Repayments on accounts receivable securitization financing facility	(50,000)	—
Payments on capital lease obligation	(253)	(248)
Net borrowings (repayments) under inventory financing facility	9,316	(46,906)
Proceeds from sales of common stock under employee stock plans	889	16
Excess tax benefit from employee gains on stock-based compensation	1,893	1,566
Payment of payroll taxes on stock-based compensation through shares withheld	(3,000)	(2,448)

Net cash provided by (used in) financing activities	32,345	(68,020)

Foreign currency exchange effect on cash flows	4,022	6,262

Increase in cash and cash equivalents	4,273	16,824
Cash and cash equivalents at beginning of period	128,336	123,763

Cash and cash equivalents at end of period	$132,609	$140,587

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958